UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of first event reported): February 12, 2016

Accretive Health, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34746	02-0698101
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

401 North Michigan Avenue, Suite 2700

Chicago, Illinois 60611

Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Background

On February 16, 2016, Accretive Health, Inc. (“Accretive Health” or the “Company”) completed the previously announced strategic transaction (the “Closing”) in which Ascension Health Alliance (“Ascension”) and Accretive Health entered into a long-term strategic partnership and amended and restated the Master Professional Services Agreement (the “A&R MPSA”) between Ascension Health, an affiliate of Ascension (“Ascension Health”), and Accretive Health on terms more fully described below. In addition, pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), dated December 7, 2015, by and among Accretive Health, TCP-ASC ACHI Series LLLP (the “Investor”), a Delaware series limited liability limited partnership jointly owned by Ascension and investment funds affiliated with TowerBrook Capital Partners (“TowerBrook”), and Ascension solely for the purposes set forth therein, at the Closing the Company sold to the Investor, in private placements under the Securities Act of 1933, as amended, (the “Securities Act”), (i) 200,000 shares of the Company’s 8.00% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) for an aggregate price of $200 million and (ii) a warrant to acquire up to 60 million shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on the terms and subject to the conditions set forth in the Warrant Agreement (the “Warrant”). The Series A Preferred Stock issued to the Investor pursuant to the Purchase Agreement is immediately convertible into shares of Common Stock.

In connection with the Closing, Accretive Health entered into: (i) the Certificate of Designations of the 8.00% Series A Convertible Preferred Stock (the “Series A CoD”) setting forth the rights, preferences, privileges and restrictions applicable to the Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware on February 12, 2016; (ii) a Warrant Agreement by and between the Company and the Investor; (iii) an Investor Rights Agreement by and between the Company and the Investor; and (iv) a Registration Rights Agreement by and between the Company and the Investor, that were each in substantially the same form as those forms of agreements filed as exhibits to the Current Report on Form 8-K filed by the Company on December 8, 2015 (the “Prior Form 8-K”).

The information contained in Item 1.01 of the Prior Form 8-K is incorporated herein by reference. In addition, in connection with the Closing and consistent with the terms in the Purchase Agreement, the Company paid the Investor a funding fee equal to $4,000,000 and an additional closing fee equal to $10,000,000.

MPSA

The Company’s A&R MPSA with Ascension Health was entered into, and is effective as of, February 16, 2016 and has a term of ten years. The A&R MPSA continues the Company’s relationship with Ascension Health which commenced in October 2004 and was previously extended under the prior five-year master professional services agreement dated August 6, 2012 (the “Prior MPSA”). The Prior MPSA was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 8, 2012. In 2015, net services revenue from hospitals affiliated with Ascension Health are expected to represent approximately 45% of the Company’s total net service revenue. In 2015, hospitals affiliated with Ascension Health are expected to represent approximately 59% of the Company’s gross cash generated from customer contracting activities. As of December 31, 2015, hospitals affiliated with Ascension Health are expected to represent approximately 75% of the Company’s total deferred customer billings.

Pursuant to the A&R MPSA, the Company will continue to provide its revenue cycle management service offering to hospitals affiliated with Ascension Health. The existing supplement agreements for such hospitals receiving services under the prior MPSA will continue in effect, as appropriate, under the A&R MPSA. Each such hospital will be also required to execute a supplement agreement to transition to Accretive Health such hospital’s PAS (as defined in the A&R MPSA) needs under the A&R MPSA. Certain other of Ascension Health’s affiliated hospitals not currently receiving services from the Company will be required to execute a supplement agreement to receive revenue cycle management services and PAS under the A&R MPSA. Further, the Company expects that additional hospitals acquired by Ascension Health or any of its affiliated hospital systems will, over time, execute supplement agreements under the A&R MPSA.

The A&R MPSA provides that each supplement agreement between the Company and a hospital affiliated with Ascension Health will incorporate the provisions of the A&R MPSA and provide that the hospital will be bound by the A&R MPSA and all amendments, modifications and waivers to which the Company and Ascension Health agree under the A&R MPSA. With certain limited exceptions, the Company will be the exclusive provider of revenue cycle management services and PAS with respect to acute care services provided by the hospitals affiliated with Ascension Health that execute supplement agreements with the Company.

Either party may terminate the A&R MPSA upon the occurrence of certain bankruptcy or similar insolvency events with respect to the other party, except that Ascension Health may not so terminate the A&R MPSA if the Company continues to provide the services under the A&R MPSA, and the Company may not so terminate the A&R MPSA if Ascension Health or the applicable hospital pays for the services under the A&R MPSA. Further, the non-breaching party may terminate an applicable supplement agreement for uncured material breaches of the A&R MPSA by the other party that are not cured within 30 days after receipt of written notice (for material breaches regarding HIPAA violations or violations of data protection obligations) or 90 days of written notice (for all other material breaches). Ascension Health may terminate an applicable supplement agreement upon the occurrence of certain amounts of service level failures in a specified period (subject to an initial grace period) or payment of certain amounts of service level credits (subject to an initial grace period and a right to cure by increasing the maximum amount of service level credits that may be incurred by Accretive).

In addition, a party may terminate the applicable portion of the services under the A&R MPSA: (i) in the event of a change in an applicable law relating to healthcare regulatory matters, only to the extent that, as a result of such change, (a) it would be unlawful for such party to continue to perform or receive such applicable portion of the services, or (b) the continued performance or receipt by such party of such applicable portion of the services would have a material adverse effect on such party’s business, taken as a whole; or (ii) in the event of certain adverse judgments, injunctions, orders or decisions made by a governmental entity of competent jurisdiction. Further, a party may terminate the entire A&R MPSA if the other party is excluded from certain health care programs.

None of the A&R MPSA, any supplement agreement, or any service may be terminated by any hospital affiliated with Ascension Health.

The A&R MPSA provides, among other things, that, when providing revenue cycle management or PAS to an Ascension Health-affiliated hospital:

•	the Company must comply with the applicable hospital’s or Ascension Health’s, as applicable, policies and procedures relating to billing, collections, charity care, personnel, risk management, good corporate citizenship and other matters; the ethical and religious directives for Catholic healthcare services; and all applicable federal, state and local laws and regulations;

•	the Company assumes responsibility for managing the hospital’s revenue cycle management operations to comply with the hospital’s established policies and standard operating procedures;

•	the Company assumes responsibility for the cost of the hospital’s revenue cycle management operations including agreements and costs associated with certain related third-party services, and the payroll and benefit costs associated with the hospital’s employees conducting revenue cycle management activities, a number of whom will become Accretive Health employees for all purposes;

•	the Company is required to supply the technology necessary to implement and manage its services;

•	each hospital must provide the Company with certain facilities, standard office furnishings and services, certain pre-existing revenue cycle management assets, and authority, in each case to provide the Company’s services;

•	in general, each hospital pays the Company:

•	base fees equal to a specified percentage of cash collections; and

•	incentive payments equal to a specified percentage of cash collections, then adjusted based on the weighted average of the Company’s performance scores across a series of performance metrics associated with the hospital’s revenue cycle operations;

•	the Company has agreed to meet specific service level standards when managing certain portions of each hospital’s revenue cycle management operations and PAS; failure to meet the service level standards will typically result in the payment of a credit to the applicable hospital (up to a cap);

•	the Company is required to offer to Ascension Health’s affiliated hospitals fees for the Company’s services that are at least as low as the fees the Company charges any other similarly-situated customer receiving comparable services at comparable or lower volumes;

•	the Company must implement its services and technology at each hospital in a manner designed to minimize any interruption in the hospital’s operations;

•	the Company is required to follow Ascension Health’s charity care and billing and collection policies and may be required to provide discounts for patients in financial need and for those who are not;

•	designated executive representatives of each of the Company and Ascension Health oversee the obligations and performance of the parties and resolve disputes, with any unresolved disputes submitted to designated senior executives at each of the Company and Ascension Health, and with any remaining unresolved issues submitted to a joint review board for resolution; the parties may resort to formal proceedings to resolve their disputes either after the joint review board is unable to resolve such disputes that are not sooner resolved or to avoid harm to such party that cannot be avoided without resorting to formal proceedings;

•	the parties provide various representations and indemnities to each other;

•	following termination or expiration of the A&R MPSA or any supplement agreement between the Company and a hospital affiliated with Ascension Health or any services specified therein, if requested by Ascension Health, the Company must continue to provide the Company’s services for up to one year in return for compensation equal to applicable charges for the services provided, including additional charges for additional services outside the scope of the previously provided services; and

•	following termination or expiration of the A&R MPSA, the Company must grant to the applicable hospitals a license to continue using all software and applications the Company used to provide its services, in exchange for payments and fees that vary depending on whether the A&R MPSA is terminated for cause or for any other reason.

Indemnification Agreements

In connection with the Closing, the Company has entered or will enter into new indemnification agreements with each of the Company’s directors. These indemnification agreements may require the Company, among other things, to indemnify its directors and executive officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director in any action or proceeding arising out of his service as one of the Company’s directors or executive officers, or any of the Company’s subsidiaries or any other company or enterprise to which the person provides services at the Company’s request.

The form of Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Purchase Agreement, the Company issued shares of Series A Preferred Stock and the Warrant to the Investor. This issuance and sale was exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act. The Investor represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series A Preferred Stock and the Warrant were being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of Series A Preferred Stock, the Warrant or any Common Stock issued upon conversion thereof.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 1.01 and Item 5.03 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As the Company previously announced, effective as of the Closing, the following members of the Company’s Board of Directors (the “Board”) resigned: Edgar M. Bronfman, Jr., Michael B. Hammond, Dr. Arthur Klein, Lawrence B. Leisure, Denis J. Nayden and Robert V. Stanek.

In connection with and effective upon the Closing, pursuant to the terms of the Investor Rights Agreement and upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board decreased the number of directors comprising the Board to nine and to fill the resulting vacancies, elected Joseph R. Impicciche as a Class III Director, John B. Henneman, III as a Class I Director and Neal Moszkowski, Ian Sacks and Anthony J. Speranzo as Class II Directors, each to serve until the 2016, 2017 or 2018 Annual Meeting, respectively, and thereafter until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Henneman will receive compensation for his board service as a non-employee director consistent with the Company’s non-employee director compensation program. Mr. Moszkowski and Mr. Sachs are each employed by TowerBrook. Mr. Impicciche and Mr. Speranzo are each employed by Ascension. The information contained in Item 1.01 of the Prior Form 8-K with respect to the MPSA and the funding and closing fees paid to the Investor is incorporated herein by reference.

Mr. Henneman, 54, has more than 20 years of combined financial and operational management experience in the life sciences industry. Since October 2014, Mr. Henneman has been the Executive Vice President and Chief Financial Officer of NewLink Genetics Corporation, a biotechnology company focused on cancer immunotherapy, where he is responsible for finance, quality, law and administration. Prior to joining NewLink Genetics, Mr. Henneman served Integra LifeSciences Holdings Corp. (NASDAQ: IART) in various capacities since 1998. Before becoming Integra’s Chief Financial Officer in 2007, Mr. Henneman served Integra in several capacities, including as General Counsel and Chief Administrative Officer, responsible at various times for Integra’s regulatory affairs, quality systems, clinical affairs, human resources, information systems and legal affairs functions and the management of Integra’s surgical instruments business. Mr. Henneman led Integra’s business development function during his entire tenure with Integra, and was responsible for the more than 40 acquisitions and alliances that Integra completed during that time. Mr. Henneman also serves on the boards of directors of SeaSpine Holdings Corporation (NASDAQ: SPNE), a publicly-held medical technology company focused on surgical solutions for the treatment of spinal disorders, and Alafair Biosciences, Inc., a privately-held medical device company. Mr. Henneman received an A.B. degree in Politics from Princeton University and a J.D. from the University of Michigan Law School. We believe Mr. Henneman’s senior management experience at NewLink and Integra and his service on the board of SeaSpine, as well as his extensive experience in the areas of finance, financial accounting, business transactions, and mergers and acquisitions, qualify him to serve on our Board.

Mr. Impicciche, 57, has been the Executive Vice President and General Counsel of Ascension Health Alliance d/b/a Ascension, the parent corporation of Ascension Health, since the corporation’s formation in September 2011. From July 2004 to September 2011, Mr. Impicciche served as the Senior Vice President and General Counsel of Ascension Health. Prior to joining Ascension Health, Mr. Impicciche was a shareholder and director at Hall Render Killian Heath & Lyman, P.C., where his practice focused on mergers and acquisitions, public finance, business and tax law for nonprofit organizations. While with the law firm, Mr. Impicciche also served as General Counsel for St. Vincent Health in Indianapolis, Indiana from 1998 to 2004. Mr. Impicciche is a member of the Indiana State and Missouri State Bar Associations and has served on the boards of numerous organizations, including currently, the Board of Trustees of the St. Joseph Institute for the Deaf in St. Louis and the Board of Trustees of Marian University in Indianapolis. Mr. Impicciche received a B.A. in political science from Wabash College, Crawfordsville, Indiana, a J.D. from Indiana University School of Law, Indianapolis, Indiana, and a Masters in health care administration from Indiana University. We believe

Mr. Impicciche’s deep legal experience and knowledge about the healthcare industry and nonprofit organizations as well as his experience serving on the boards of numerous organizations in the healthcare industry qualify him to serve on our board.

Mr. Moszkowski, 50, is a co-founder of TowerBrook Capital Partners L.P. and has served as the firm’s co-chief executive officer since its inception in March 2005. Previously, Mr. Moszkowski was co-head of Soros Private Equity Partners, a division of Soros Fund Management LLC. Prior to Soros, Mr. Moszkowski was a member of the Principal Investment Area of Goldman Sachs in London and New York. Mr. Moszkowski earned his B.A. from Amherst College and received his M.B.A. from the Stanford Graduate School of Business. He serves as a director of True Religion Apparel, Inc., a TowerBrook portfolio company. Mr. Moszkowski’s past directorships include service on the boards of WellCare Health Plans and Sound Inpatient Holdings, former TowerBrook portfolio companies, as well as the board of Integra LifeSciences Corporation. We believe Mr. Moszkowski’s senior executive leadership skills and experience, finance and investment background and experience serving on numerous corporate boards, including for public and private companies operating in the health care industry, qualify him to serve on our board.

Mr. Sacks, 45, has been with TowerBrook Capital Partners L.P. since its inception in 2005. Previously, Mr. Sacks was with Soros Private Equity Partners. Mr. Sacks was Chairman and Chief Executive Officer of HelpCare. Prior to that, he was a Partner at MESA Partners. Prior to MESA, he was a consultant with APM. Mr. Sacks earned a B.S. from Tufts University. Mr. Sacks serves as a director of Sound Inpatient Physicians and Vistage Worldwide, both of which are TowerBrook portfolio companies, as well as HealthEquity, Inc. Previously, Mr. Sacks served as a director of The Broadlane Group, a then TowerBrook portfolio company. We believe Mr. Sacks’ deep knowledge of the healthcare services and technology sectors, investment experience, as well as his experience serving on the boards of public and private companies operating in the healthcare industry qualify him to serve on our board.

Mr. Speranzo, 67, has been the Executive Vice President and Chief Financial Officer of Ascension Health Alliance d/b/a Ascension, the parent corporation of Ascension Health, since the corporation’s formation in September 2011. From 2002 to September 2011, Mr. Speranzo served as the Senior Vice President and Chief Financial Officer of Ascension Health. Prior to joining Ascension Health, Mr. Speranzo served as Managing Director at U.S. Bancorp Piper Jaffray (USBPJ) in Newport Beach, California. Mr. Speranzo has also served on several hospital and corporate boards. Mr. Speranzo received a B.A. in economics from the University of Massachusetts in Amherst, Massachusetts and an M.B.A. from Suffolk University in Boston, Massachusetts. We believe Mr. Speranzo’s proven leadership, extensive healthcare experience, experience serving on hospital and corporate boards and expertise in finance qualify him to serve on our board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2016, the Company filed the Series A CoD setting forth the terms, rights, obligations and preferences of the Series A Preferred Stock.

The Series A CoD was summarized in and filed as Exhibit 3.1 to the Prior Form 8-K. The information contained in Item 1.01 of the Prior Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On February 16, 2016, the Company issued a press release announcing that it had completed the transactions contemplated by the Purchase Agreement with the Investor. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

This Form 8-K contains forward-looking statements, including the statements regarding the plans, strategies and objectives of management for future operations, effects of current or future economic conditions or performance and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. All forward-looking statements contained in this Form 8-K involve risks and uncertainties. The Company’s actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the factors set forth in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, under the heading “Risk Factors.” The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “vision,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.

All forward-looking statements included in this Form 8-K are expressly qualified in their entirety by these cautionary statements. The Company cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that the Company may consider immaterial or does not anticipate at this time. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations may prove correct. The Company’s expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning the Company and its business, including factors that potentially could materially affect its financial results or condition or relationships with customers and potential customers, may emerge from time to time. The Company assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. The Company advises investors, however, to consult any further disclosures it makes on related subjects in our periodic reports that it files with or furnishes to the SEC.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description

	10.1	Form of Indemnification Agreement

	99.1	Press Release of Accretive Health, Inc., dated February 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

ACCRETIVE HEALTH, INC.

Date: February 16, 2016

	By:	/s/ Peter P. Csapo
Peter P. Csapo
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Indemnification Agreement

99.1	Press Release of Accretive Health, Inc., dated February 16, 2016.